As filed with the Securities and Exchange Commission on April 6, 2001

                                                      Registration No. 333-44712

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                                      1933
                       HUNTINGDON LIFE SCIENCES GROUP plc
             (Exact name of registrant as specified in its charter)

         ENGLAND AND WALES                              NOT APPLICABLE
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)
                    -----------------------------------------
                                  Woolley Road
                              Alconbury, Huntingdon
                                     PE175HS
                             Cambridgeshire, England
                                 +44 1480 892000
          (Address of Issuer's Principal Executive Offices) (Zip Code)

                         HUNTINGDON LIFE SCIENCES, INC.
                           SAVINGS AND INVESTMENT PLAN
                            (Full title of the plan)

                                 Graham Mitchell
                             Chief Financial Officer
                         Huntingdon Life Sciences, Inc.
                                  P.O. Box 2360
                                  Mettlers Road
                      East Millstone, New Jersey 08875-2360
                     (Name and address of agent for service)

                                 (732) 873-2550
          (Telephone number, including area code, of agent for service)
                              --------------------
                                    COPY TO:
                            Bruce A. Gutenplan, Esq.
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                             New York, NY 10019-6064
                                 (212) 373-3000

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                        Proposed Maximum         Proposed Maximum
          Title of                 Amount to be          Offering Price         Aggregate Offering            Amount of
 Securities to be Registered        Registered            Per Share (4)              Price (4)          Registration Fee (4)
------------------------------ --------------------- ------------------------ ------------------------ ------------------------
Ordinary Shares, par value
5 pence per share              5,000,000 shares (1)         $2.8532                 $14,266,000               $3,567
                               (2)(3)
-------------------------------------------------------------------------------------------------------------------------------
Participation Interests in
Huntingdon Life Sciences,
Inc. Savings and Investment
Plan                                    (5)                      (6)                      (6)                 $0.00
-------------------------------------------------------------------------------------------------------------------------------

(1) Consists of Ordinary Shares (including Ordinary Shares in the form of American Depositary Shares evidenced by American Depositary Receipts, each of which represents the right to receive twenty-five Ordinary Shares) to be made available under the Plan. Such American Depositary Shares have been registered pursuant to a separate Registration Statement on Form F-6 (Registration Statement No. 333-11922).
(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(3) The securities registered hereby represent an addition to the 2,500,000 shares issuable under the Huntingdon Life Sciences, Inc. Savings and Investment Plan which were registered on a Registration Statement on Form S-8 (File No. 333-44712), filed on August 29, 2000.
(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933. The estimate is based upon the average of the high and low prices for the Ordinary Shares quoted on the London Stock Exchange on April 5, 2001 and on an exchange rate of (pound)1 to $1.4266, the noon buying rate in New York City for cable transfers payable in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on April 5, 2001.
(5) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.
(6)      Not applicable.

                                EXPLANATORY NOTE


         This Amendment No. 1 to the Registration Statement on Form S-8 is being filed by Huntingdon Life Sciences Group plc (the "Company"), pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, in connection with the registration of an additional 5,000,000 Ordinary Shares, par value five pence per share, in the form of American Depositary Shares evidenced by American Depositary Receipts (the "Shares"), reserved for issuance in connection with Huntingdon Life Sciences, Inc. Savings and Investment Plan (the "Plan"). A total of 2,500,000 Ordinary Shares issuable under the Plan have been previously registered pursuant to the Company's Registration Statement on Form S-8 (File No. 333-44712) filed with the Securities and Exchange Commission on August 29, 2000 and the information contained therein is hereby incorporated herein by reference.

                                     PART II
                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

                  1. The Company's Annual Report on Form 10-K for the year ended December 31, 1999, which contains a description of the Shares, including any amendment or report filed for the purpose of updating such description;

                  2. The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

                  3. The Company's Current Report on Form 8-K, dated November 14, 2000; and

                  4. The Company's Registration Statement on Form F-6 (Registration Statement No. 333-11922), dated May 8, 2000, as amended by a Post-Effective Amendment on July 10, 2000.

                  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities registered pursuant to this Registration Statement have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 8.           EXHIBITS

4.1      --       Memorandum of Association of the Company */

4.2      --       Articles of Association of the Company */

4.3      --       Form of Deposit Agreement **/

5.1      --       Opinion of Charles Russell as to the legality of ordinary
                  shares being registered ***/

23.1     --       Consent of Deloitte & Touche ***/

23.2     --       Consent of Arthur Andersen ***/

23.3     --       Consent of Charles Russell (included in Exhibit 5.1)

24.1     --       Power of Attorney ****/



------------------------
*/ Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

**/ Incorporated by reference to Exhibit A to the Company's Registration Statement on Form F-6 (Registration Statement No. 333-11922), dated May 8, 2000.

***/     Filed herewith.

****/ Incorporated by reference to Exhibit 24.1 to the Company's Registration Statement on Form S-8 (Registration Statement No. 333-44712), dated August 29, 2000.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntingdon, on April 6, 2001.


                              HUNTINGDON LIFE SCIENCES GROUP plc


                              By:  /s/  Andrew Baker
                                   --------------------------------------------
                                   Andrew Baker
                                   Chairman


                  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated:

         SIGNATURES                TITLE                            DATE
         ----------                -----                            ----

/s/  Andrew Baker
-----------------------------      Director (Principal Executive   April 6, 2001
     Andrew Baker                  Officer)

         *
-----------------------------      Director (Principal Financial   April 6, 2001
     Julian Griffiths              and Accounting Officer)

         *
-----------------------------      Director                        April 6, 2001
     Gabor Balthazar

         *
-----------------------------      Director                        April 6, 2001
     Frank Bonner

         *
-----------------------------      Director                        April 6, 2001
     John Caldwell

         *
-----------------------------      Director                        April 6, 2001
     Brian Cass

         SIGNATURES                TITLE                            DATE
         ----------                -----                            ----

         *
-----------------------------      Director                        April 6, 2001
     Kirby Cramer

         *
-----------------------------      Authorized U.S. Representative  April 6, 2001
     Mark L. Bibi


* Signed in accordance with a power of attorney filed with the Company's Registration Statement on Form S-8, filed on August 29, 2000.



/s/  Andrew Baker
-----------------------------
Andrew Baker
Attorney-in-fact

                  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Huntingdon Life Sciences, Inc. Savings and Investment Plan) have duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Millstone, State of New Jersey, on April 6, 2001.


                                   HUNTINGDON LIFE SCIENCES, INC.
                                   SAVINGS AND INVESTMENT PLAN


                                   By:  /s/  Graham Mitchell
                                        ---------------------------------------
                                        Graham Mitchell
                                        Plan Administrator

                                INDEX TO EXHIBITS
                                -----------------


5.1      --       Opinion of Charles Russell as to the legality of ordinary
                  shares being registered

23.1     --       Consent of Deloitte & Touche

23.2     --       Consent of Arthur Andersen